Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS

SECOND QUARTER 2014 RESULTS

Core FFO per Share of $0.30

$213 million of New Development Starts

$297 million in Asset Dispositions

2014 Guidance Updated

(INDIANAPOLIS, July 30, 2014) – Duke Realty Corporation (NYSE: DRE), a leading industrial, suburban and medical office property REIT, today reported results for the second quarter of 2014.

Quarterly Highlights

•	Core Funds from Operations (“Core FFO”) was $103 million, or $0.30 per diluted share, for the quarter. Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), was also $103 million, or $0.30 per diluted share, for the quarter.

•	Operating results:

•	In-service portfolio occupancy of 94.5 percent and total portfolio occupancy of 93.2 percent;

•	Total leasing activity of 9.0 million square feet;

•	Same-property net operating income growth of 4.6 percent as compared to the quarter ended June 30, 2013 and 3.5 percent as compared to the twelve months ended June 30, 2013;

•	Adjusted Funds from Operations (“AFFO”) of $0.25 per diluted share, which represents a dividend payout ratio of 68 percent.

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

•	Asset and capital activities:

•	Started $213 million of new, primarily industrial, developments;

•	Completed more than $278 million of non-strategic primarily suburban office building dispositions and more than $18 million of land dispositions;

•	Completed one $73 million modern bulk industrial acquisition;

•	Issued 9.6 million shares under the company’s ATM program for net proceeds of $167 million. Issued an additional 3.1 million shares for net proceeds of $55 million in early July;

•	Reduced line of credit borrowings by $120 million and repaid four secured loans totaling $64 million.

Denny Oklak, Chairman and CEO, said, “We had another outstanding quarter. Overall in-service occupancy on our 146 million square feet is now at 94.5 percent. Our state of the art bulk industrial portfolio is 95.6 percent leased. These levels are the result of 9.0 million square feet of leasing activity for the quarter. We are particularly pleased with our growth in net effective rent of 7.6 percent overall on our renewals executed during the quarter and 9.0 percent for our industrial portfolio. This strong rental rate growth, along with our increase in occupancy, resulted in same property net operating income growth of 3.5 percent for the twelve months ended June 30, 2014. New development continues to be a strong growth driver as we started another $213 million of new projects during the quarter.”

Mark Denien, Chief Financial Officer, commented, “On the capital allocation front, we intend to use the proceeds from our property sales and ATM stock issuances to fund our growing development pipeline and to de-lever our balance sheet, including the recently announced redemption of our remaining $96 million of 6.625 percent Series J Preferred Shares in early August. We made significant progress in improving our key leverage metrics during the quarter and expect this improvement to continue.”

Financial Performance

•	The following table reconciles FFO per share, as defined by NAREIT, to Core FFO per share as measured by the company, for the three months ended June 30, 2014 and 2013:

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

	Three Months Ended June 30
	2014	2013
FFO per share - diluted, as defined by NAREIT	$0.30	$0.25
Adjustments:
Gain on land sales	(0.01)	—
Charges for prepayment of debt	—	—
Impairment charges on non-depreciable properties	0.01	0.01
Acquisition-related activity	—	0.01

Core FFO per share – diluted	$0.30	$0.27

•	Core FFO for the second quarter of 2014 increased by more than $13 million, or $0.03 per share, from the second quarter of 2013 due to improved rental operations as well as lower interest expense that resulted from refinancing $675 million of unsecured debt at lower rates during 2013. A reconciliation of net income to FFO as defined by NAREIT, as well as to Core FFO, is in the financial tables included with this release.

•	Net income was $0.38 per diluted share for the second quarter of 2014 compared to $0.19 per diluted share for the same quarter in 2013. In addition to the above-mentioned factors that drove the increase in Core FFO, net income per share improved as the result of increased gains on sales of depreciable properties in 2014, when considering both wholly-owned properties and our share of one joint venture property sale.

Portfolio Operating Performance

Strong overall operating performance across all product types:

•	In-service occupancy in the bulk distribution portfolio at June 30, 2014 of 95.6 percent compared to 95.0 percent at March 31, 2014;

•	In-service occupancy in the suburban office portfolio of 87.7 percent at June 30, 2014 compared to 88.1 percent at March 31, 2014. This decrease in office occupancy was due to the sale of highly leased properties during the second quarter of 2014;

•	In-service occupancy in the medical office portfolio of 93.9 percent at June 30, 2014 compared to 93.7 percent at March 31, 2014;

•	Tenant retention rate of 68 percent for the quarter, with overall renewal rental rate growth of 7.6 percent;

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

•	Same-property net operating income growth of 3.5 percent for the twelve months ended June 30, 2014 and 4.6 percent for the three months ended June 30, 2014 as compared to the periods ended June 30, 2013.

Real Estate Investment Activity

Acquisitions

The company acquired for $73 million, a 100 percent leased 980,000 square-foot modern bulk industrial facility located in the Lehigh Valley region of Pennsylvania. The acquisition was a build-to-suit development committed to in the third quarter of 2013, which closed upon construction completion.

Development

Jim Connor, Chief Operating Officer, stated, “New development activity continues to be strong as we began 10 projects totaling 3.6 million square feet with total anticipated costs of $213 million during the second quarter. We are particularly pleased that during the quarter we fully leased our speculative industrial projects in Indianapolis, Indiana and Chino, California that we placed in service last year. We further utilized our land bank to start six build-to-suit projects, three speculative industrial developments, and one partially pre-leased industrial development. Including our second quarter development starts, our $722 million development pipeline is strongly pre-leased at 76 percent, with an average expected initial stabilized cash yield of 7.4 percent.”

The second quarter included the following development activity:

Wholly-Owned Properties

•	During the quarter the company started $166 million of new wholly-owned development projects totaling 2.4 million square feet, which are 74 percent leased in total and have an average initial expected stabilized cash yield of 7.1 percent. These wholly-owned development starts consisted of six industrial projects, two of which were speculative and one which was partially pre-leased, one 100 percent pre-leased medical office project and one 100 percent pre-leased suburban office project;

•	Wholly-owned development projects under construction at June 30, 2014 consisted of 18 industrial projects totaling 7.1 million square feet, seven medical office projects totaling 353,000 square feet and two suburban office projects totaling 358,000 square feet, which were 78 percent pre-leased in the aggregate;

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

•	One 97 percent leased suburban office development totaling 206,000 square feet was placed in service; along with one industrial building expansion and two medical office projects, all of which were 100 percent leased.

Joint Venture Properties

•	Two new industrial development projects totaling 1.2 million square feet, with the company’s share of costs totaling $47 million, were started within two unconsolidated joint ventures. One project is speculative while the other is 100 percent leased;

•	Joint venture development projects under construction at June 30, 2014 consisted of four industrial projects totaling nearly 3.0 million square feet, which are 69 percent pre-leased.

Land Monetization

Deployment of a portion of the company’s land holdings, through either sales or development, took place as follows during the second quarter:

•	Dispositions of 79 acres of non-strategic land across several markets, with a sales price of $18 million and a net gain on sale of $4 million;

•	Utilization of 183 acres of owned or jointly controlled land, with an improved basis of $23 million, for development projects.

Building Dispositions

Building dispositions totaled $278 million in the second quarter and were comprised of the following:

Wholly-Owned Properties

•	Six suburban office properties in Cincinnati, Ohio, which were 96 percent leased and totaled 1,040,000 square feet, for $150 million;

•	Four industrial properties in Minneapolis, Cincinnati and Savannah totaling 704,000 square feet, for $28 million.

Joint Venture Property

•	An 86 percent-leased, 436,000 square-foot office tower in Atlanta, Georgia, from an unconsolidated joint venture for a total sales price of $170 million, the company’s share of which was $100 million.

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

2014 Earnings Guidance

The company revised its previous Core FFO guidance for 2014 to a range of $1.15 to $1.19 per share, compared to previous guidance of $1.12 to $1.18 per share. Additionally, the following assumptions within the detailed guidance, which is available through the Investor Relations-Financials section of the company’s website, were revised in connection with the revision to 2014 Core FFO guidance:

•	The guidance for AFFO per share was revised from a range of $0.91 to $0.97 per share to a range of $0.93 to $0.97 per share;

•	The low-end estimate for average in-service occupancy was increased from 93.25 percent to 93.75 percent;

•	The estimate for building acquisitions was decreased from a range of $150 million to $300 million to a range of $100 million to $200 million;

•	The estimate for development starts was increased from a range of $350 million to $450 million to a range of $500 million to $600 million;

•	The estimate for building disposition proceeds was increased from a range of $500 million to $700 million to a range of $600 million to $800 million.

Mr. Oklak stated, “The strong start for the first six months of 2014 caused us to increase our annual guidance in almost every area. With our current backlog of leasing and development activity, we also expect strong performance in the second half of the year.”

Dividends Declared

Our board of directors declared a quarterly cash dividend on our common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable August 29, 2014 to shareholders of record on August 14, 2014. On July 2nd, the company issued a call for redemption of our 6.625 percent Series J Cumulative Redeemable Preferred Shares, which have a redemption value of $96 million. The board also declared the following dividends on our outstanding preferred stock:

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series K	DREPRK	$0.40625	August 14, 2014	August 29, 2014
Series L	DREPRL	$0.4125	August 14, 2014	August 29, 2014

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

FFO and AFFO Reporting Definitions

FFO: FFO is computed in accordance with standards established by NAREIT. NAREIT defines FFO as net income (loss) excluding gains (losses) on sales of depreciable property, impairment charges related to depreciable real estate assets, and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”)); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including the company’s ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that materially distort the comparative measurement of company performance over time. The adjustments include gains on sale of undeveloped land, impairment charges not related to depreciable real estate assets, tax expenses or benefit related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as “other income tax items”), gains (losses) on debt transactions, adjustments on the repurchase or redemption of preferred stock, gains (losses) on and related costs of acquisitions, and severance charges related to major overhead restructuring activities. Although the company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance.

AFFO: AFFO is defined by the company as Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense and stock compensation expense, and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at our ownership percentage.

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

A description of the properties that are excluded from the company’s same-property measure is included on page 20 of our June 30, 2014 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates over 156.5 million rentable square feet of industrial and office assets, including medical office, in 22 major U.S. metropolitan areas. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, July 31, 2014, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s website.

A copy of the company’s supplemental information will be available by 6:00 p.m. EDT today through the Investor Relations section of the company’s website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company’s common stock; (xii) the reduction in the company’s income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural

Duke Realty Reports Second Quarter 2014 Results

July 30, 2014

disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (ix). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2013. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:

Ron Hubbard

317.808.6060

Media:

Helen McCarthy

317.708.8010

Duke Realty Corporation and Subsidiaries

Consolidated Statement of Operations

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Rental and related revenue	$233,518	$215,308	$470,868	$425,187
General contractor and service fee revenue	69,512	50,793	125,332	98,197

	303,030	266,101	596,200	523,384

Expenses:
Rental expenses	39,938	37,431	90,205	76,291
Real estate taxes	31,964	29,569	64,431	58,609
General contractor and other services expenses	63,857	45,192	111,128	83,533
Depreciation and amortization	97,641	95,322	195,700	188,316

	233,400	207,514	461,464	406,749

Other operating activities:
Equity in earnings of unconsolidated companies	60,826	1,091	63,147	50,469
Gain on sale of properties	70,318	940	86,171	1,108
Gain on land sales	3,889	—	4,041	—
Undeveloped land carrying costs	(1,858)	(2,531)	(3,982)	(4,729)
Impairment charges	(2,523)	(3,777)	(2,523)	(3,777)
Other operating expenses	(129)	(35)	(221)	(103)
General and administrative expenses	(10,365)	(9,707)	(25,059)	(22,852)

	120,158	(14,019)	121,574	20,116

Operating income	189,788	44,568	256,310	136,751
Other income (expenses):
Interest and other income, net	229	921	580	1,074
Interest expense	(54,872)	(57,019)	(110,129)	(114,343)
Loss on debt extinguishment	(139)	—	(139)	—
Acquisition-related activity	(747)	(2,423)	(761)	(1,780)

Income (loss) from continuing operations, before income taxes	134,259	(13,953)	145,861	21,702
Income tax expense	(364)	—	(3,038)	—

Income (loss) from continuing operations	133,895	(13,953)	142,823	21,702
Discontinued operations:
Income (loss) before gain on sales	327	128	195	(358)
Gain on sale of depreciable properties, net of tax	2,305	83,657	19,080	92,611

Income from discontinued operations	2,632	83,785	19,275	92,253
Net income	136,527	69,832	162,098	113,955
Dividends on preferred shares	(7,046)	(7,355)	(14,083)	(16,905)
Adjustments for redemption/repurchase of preferred shares	—	—	483	(5,932)
Net income attributable to noncontrolling interests	(1,793)	(983)	(2,127)	(1,581)

Net income attributable to common shareholders	$127,688	$61,494	$146,371	$89,537

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.37	($0.07)	$0.38	($0.01)
Discontinued operations attributable to common shareholders	0.01	0.26	0.06	0.29

Total	$0.38	$0.19	$0.44	$0.28

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	$0.37	($0.07)	$0.38	($0.01)
Discontinued operations attributable to common shareholders	0.01	0.26	0.06	0.29

Total	$0.38	$0.19	$0.44	$0.28

Duke Realty Corporation and Subsidiaries

Summary of EPS, FFO and AFFO

Three Months Ended June 30

(Unaudited and in thousands, except per share amounts)

	2014			2013
		Wtd.			Wtd.
		Avg.	Per		Avg.	Per
	Amount	Shares	Share	Amount	Shares	Share
Net income attributable to common shareholders	$127,688			$61,494
Less: dividends on participating securities	(646)			(688)

Net income per common share- basic	127,042	331,753	$0.38	60,806	322,489	$0.19
Add back:
Noncontrolling interest in earnings of unitholders	1,693	4,386		842	4,388
Other potentially dilutive securities		275			221

Net income attributable to common shareholders- diluted	$128,735	336,414	$0.38	$61,648	327,098	$0.19

Reconciliation to funds from operations (“FFO”)
Net income attributable to common shareholders	$127,688	331,753		$61,494	322,489
Adjustments:
Depreciation and amortization	97,641			99,259
Company share of joint venture depreciation, amortization and other	6,781			5,974
Gains on depreciable property sales—wholly owned, discontinued operations	(2,851)			(83,657)
Gains on depreciable property sales—wholly owned, continuing operations	(70,318)			(940)
Income tax expense triggered by depreciable property sales	910			—
Gains on depreciable property sales-JV	(58,447)			9
Noncontrolling interest share of adjustments	352			(273)

Funds from operations- basic	101,756	331,753	$0.31	81,866	322,489	$0.25
Noncontrolling interest in income of unitholders	1,693	4,386		842	4,388
Noncontrolling interest share of adjustments	(352)			273
Other potentially dilutive securities		3,183			3,194

Funds from operations- diluted	$103,097	339,322	$0.30	$82,981	330,071	$0.25
Gain on land sales	(3,889)			—
Loss on debt extinguishment	139			—
Impairment charges—non-depreciable properties	2,523			3,777
Acquisition-related activity	747			2,423

Core funds from operations- diluted	$102,617	339,322	$0.30	$89,181	330,071	$0.27

Adjusted funds from operations
Core funds from operations- diluted	$102,617	339,322	$0.30	$89,181	330,071	$0.27
Adjustments:
Straight-line rental income and expense	(5,372)			(4,594)
Amortization of above/below market rents and concessions	1,690			2,321
Stock based compensation expense	3,189			3,964
Noncash interest expense	1,449			2,226
Second generation concessions	—			(236)
Second generation tenant improvements	(10,423)			(6,779)
Second generation leasing commissions	(8,715)			(6,044)
Building improvements	(1,124)			(1,537)

Adjusted funds from operations—diluted	$83,311	339,322	$0.25	$78,502	330,071	$0.24

Duke Realty Corporation and Subsidiaries

Summary of EPS, FFO and AFFO

Six Months Ended June 30

(Unaudited and in thousands, except per share amounts)

	2014			2013
		Wtd.			Wtd.
		Avg.	Per		Avg.	Per
	Amount	Shares	Share	Amount	Shares	Share
Net income attributable to common shareholders	$146,371			$89,537
Less: dividends on participating securities	(1,289)			(1,375)

Net income per common share- basic	145,082	329,442	$0.44	88,162	318,733	$0.28
Add back:
Noncontrolling interest in earnings of unitholders	1,943	4,386		1,234	4,397
Other potentially dilutive securities		274			220

Net income attributable to common shareholders- diluted	$147,025	334,102	$0.44	$89,396	323,350	$0.28

Reconciliation to funds from operations (“FFO”)
Net income attributable to common shareholders	$146,371	329,442		$89,537	318,733
Adjustments:
Depreciation and amortization	195,905			199,039
Company share of joint venture depreciation, amortization and other	13,177			13,603
Gains on depreciable property sales—wholly owned, discontinued operations	(22,603)			(92,611)
Gains on depreciable property sales—wholly owned, continuing operations	(86,171)			(1,108)
Income tax expense triggered by depreciable property sales	6,561			—
Gains on depreciable property sales-JV	(58,282)			(48,805)
Noncontrolling interest share of adjustments	(639)			(955)

Funds from operations- basic	194,319	329,442	$0.59	158,700	318,733	$0.50
Noncontrolling interest in income of unitholders	1,943	4,386		1,234	4,397
Noncontrolling interest share of adjustments	639			955
Other potentially dilutive securities		3,119			3,133

Funds from operations- diluted	$196,901	336,947	$0.58	$160,889	326,263	$0.49
Gain on land sales	(4,041)			—
Loss on debt extinguishment	139			—
Adjustments for redemption/repurchase of preferred shares	(483)			5,932
Impairment charges—non-depreciable properties	2,523			3,777
Acquisition-related activity	761			1,780

Core funds from operations- diluted	$195,800	336,947	$0.58	$172,378	326,263	$0.53

Adjusted funds from operations
Core funds from operations- diluted	$195,800	336,947	$0.58	$172,378	326,263	$0.53
Adjustments:
Straight-line rental income and expense	(12,073)			(10,485)
Amortization of above/below market rents and concessions	4,158			4,531
Stock based compensation expense	11,466			10,818
Noncash interest expense	3,051			4,536
Second generation concessions	(76)			(304)
Second generation tenant improvements	(17,884)			(14,638)
Second generation leasing commissions	(15,617)			(11,680)
Building improvements	(1,461)			(2,171)

Adjusted funds from operations—diluted	$167,364	336,947	$0.50	$152,985	326,263	$0.47

Duke Realty Corporation and Subsidiaries

Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30,	December 31,
	2014	2013
Assets:
Rental property	$7,102,883	$7,031,660
Accumulated depreciation	(1,437,352)	(1,382,757)
Construction in progress	367,813	256,911
Undeveloped land	541,227	590,052

Net real estate investments	6,574,571	6,495,866
Cash and cash equivalents	21,225	19,275
Accounts receivable	33,936	26,664
Straight-line rents receivable	129,024	120,497
Receivables on construction contracts, including retentions	37,708	19,209
Investments in and advances to unconsolidated companies	334,473	342,947
Deferred financing costs, net	30,949	36,250
Deferred leasing and other costs, net	456,132	473,413
Escrow deposits and other assets	244,486	218,493

Total assets	$7,862,504	$7,752,614

Liabilities and Equity:
Secured debt	$1,008,662	$1,100,124
Unsecured debt	3,065,223	3,066,252
Unsecured line of credit	60,000	88,000
Construction payables and amounts due to subcontractors	101,792	69,391
Accrued real estate taxes	84,973	75,396
Accrued interest	56,736	52,824
Other accrued expenses	61,860	68,276
Other liabilities	122,143	142,589
Tenant security deposits and prepaid rents	49,255	45,133

Total liabilities	4,610,644	4,707,985

Preferred stock	428,926	447,683
Common stock and additional paid-in capital	4,824,325	4,624,228
Accumulated other comprehensive income	3,600	4,119
Distributions in excess of net income	(2,031,957)	(2,062,787)

Total shareholders’ equity	3,224,894	3,013,243
Noncontrolling interest	26,966	31,386

Total liabilities and equity	$7,862,504	$7,752,614

Note—Does not include reclassification, and separate presentation, of assets held-for-sale.